                                                                      EXHIBIT 11

                       COMPUTATION OF EARNINGS PER SHARE

The Company adopted SFAS No. 128, "Earnings Per Share," during 1997. SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. All prior period weighted average and per share information has been restated in accordance with SFAS No. 128. Outstanding stock options and warrants issued by the Company represent the only dilutive effect on weighted average shares. A reconciliation between basic and diluted weighted average shares outstanding and the related earnings per share calculation is presented below:

Basic and diluted EPS for the three months ended September 30, 1998 and 1997, were computed as follows. Earnings per share data has not been restated to reflect the one for four reverse stock split to holders of record at the close of business on September 15, 1998, effective October 8, 1998.

                                              Three Months Ended Sept. 30,
                                              -----------------------------
                                                    1998           1997
                                              ----------------  -----------
Basic EPS Computation:
     Net income (loss)                            $(1,308,223)   $  749,156
     Less preferred stock dividends                        --        22,899
                                                  -----------    ----------
     Net income (loss) available to common
     stockholders                                 $(1,308,223)   $  726,257
                                                  ===========    ==========
     Weighted average shares outstanding            5,906,584     5,864,736
                                                  ===========    ==========
Basic EPS                                         $     (0.22)   $     0.12
                                                  ===========    ==========
Diluted EPS Computation:
     Net income (loss) available to common
     stockholders                                 $(1,308,223)   $  726,257
                                                  ===========    ==========
     Weighted average shares outstanding            5,906,584     5,864,736
     Incremental shares for assumed exercise
     of securities
          Warrants                                         --        30,320
          Options                                          --       470,256
                                                  -----------    ----------
                                                    5,906,584     6,365,312
                                                  ===========    ==========
Diluted EPS (note)                                $     (0.22)   $     0.11
                                                  ===========    ==========

The 227,750 shares of convertible preferred stock were not included in the computation of diluted EPS as their effect is anti-dilutive. The diluted EPS computation for the three months ended September 30, 1998, is not presented since its effect is anti-dilutive.

Basic and diluted EPS for the nine months ended September 30, 1998 and 1997, were computed as follows. Earnings per share data has not been restated to reflect the one for four reverse stock split to holders of record at the close of business on September 15, 1998, effective October 8, 1998.

                                                    Nine Months Ended Sept. 30,
                                                    ---------------------------
                                                         1998           1997
                                                    -------------  ------------
Basic EPS Computation:
     Net income (loss)                               $(1,230,721)   $2,385,562
     Less preferred stock dividends                       38,332        68,201
                                                     -----------    ----------
     Net income available to common stockholders     $(1,269,053)   $2,317,361
                                                     ===========    ==========
     Weighted average shares outstanding               5,906,584     5,834,004
                                                     ===========    ==========
Basic EPS                                            $     (0.21)   $     0.40
                                                     ===========    ==========
Diluted EPS Computation:
     Net income available to common stockholders     $(1,269,053)   $2,317,361
                                                     ===========    ==========
     Weighted average shares outstanding               5,906,584     5,834,004
     Incremental shares for assumed exercise
     of securities
          Warrants                                            --        61,576
          Options                                             --       477,948
                                                     -----------    ----------
                                                       5,906,584     6,373,528
                                                     ===========    ==========
Diluted EPS (note)                                   $     (0.21)   $     0.36
                                                     ===========    ==========

The 227,750 shares of convertible preferred stock were not included in the computation of diluted EPS as their effect is anti-dilutive. The diluted EPS computation for the nine months ended September 30, 1998, is not presented since its effect is anti-dilutive.

Basic and diluted EPS on a post one for four reverse stock split effective October 8, 1998, is as follows:

                                            Three Months Ended Sept. 30,
                                            ----------------------------
                                                1998           1997
                                            -------------  -------------
Basic EPS
     Weighted average shares outstanding        1,476,646      1,466,184
                                               ==========     ==========
     Basic EPS                                 $    (0.89)    $     0.50
                                               ==========     ==========
Diluted EPS
     Diluted shares outstanding                 1,476,646      1,591,328
                                               ==========     ==========
     Diluted EPS                               $    (0.89)    $     0.46
                                               ==========     ==========

                                            Nine Months Ended Sept. 30,
                                            ---------------------------
                                                1998           1997
                                            -------------  ------------
Basic EPS
     Weighted average shares outstanding        1,476,646     1,458,501
                                               ==========    ==========
     Basic EPS                                 $    (0.86)   $     1.59
                                               ==========    ==========
Diluted EPS
     Diluted shares outstanding                 1,476,646     1,593,382
                                               ==========    ==========
     Diluted EPS                               $    (0.86)   $     1.45
                                               ==========    ==========